EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

PEDEVCO Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Debt	Debt Securities(1)
Equity	Preferred Stock, par value $0.001 per share(1)
Equity	Common Stock, par value $0.001 per share(1)
Other	Warrants(1)
Other	Units(1)
Unallocated (Universal) Shelf		457(o)	(2)	(3)	$100,000,000	$0.0014760	$14,760.00
Total Offering Amounts					$100,000,000		$14,760.00
Total Fee Offsets(4)							9,153.74
Net Fee Due							$5,606.26

(1)

Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate amount of the registrant’s common stock, preferred stock, debt securities and/or warrants registered hereunder that may be sold in “at the market” offerings for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)

There are being registered hereunder such indeterminate number of the securities of each identified class to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock, or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)

On November 23, 2020, the registrant filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”), declared effective on December 2, 2020 (File No. 333-250904) (the “2020 Registration Statement”), registering the issuance of up to $100,000,000 of common stock, preferred stock, warrants, and units (the “2020 Securities”). A filing fee of $10,910 with respect to the 2020 Securities was paid in connection with the filing of the 2020 Registration Statement. On December 2, 2023, pursuant to Rule 415(a)(5) of the Securities Act, the 2020 Registration Statement expired.

Pursuant to the 2020 Registration Statement, the registrant sold a total of $16,097,703.92 of the 2020 Securities, which equated to an associated registration fee of $1,756.26. Accordingly, the unused registration fee paid in connection with the 2020 Registration Statement and the 2020 Securities was $9,153,74.

In accordance with Rule 457(p) under the Securities Act, the registration fee applicable to the $100,000,000 of securities proposed to be sold pursuant to the current registration statement, in the amount of $14,760, is offset by the remaining balance of $9,153.74 from the unused registration fee paid in connection with the 2020 Registration Statement and the 2020 Securities.